                                                                   EXHIBIT 10.5

                                                                       A21, INC.
                                                          ONE EMBARCADERO CENTRE
                                                                       SUITE 500
                                                         SAN FRANCISCO, CA 94111


Personal and Confidential
-------------------------

July 1, 2002

Mr. Thomas V. Butta
105 Silver Glade
Chapel Hill, NC 27514
Fax: 919-345-1444

Re:  Consulting Agreement with a21, Inc.("A21")
    ---------------------------------------------
Dear Tom:

         As consideration for marketing and consulting services that you are providing to a21, Inc. beyond your role as a member of the Advisory Board and Board Member, this letter clarifies and confirms the terms of your additional compensation from the Company. Upon execution of this Consulting Agreement ("Agreement") and approval by the Board of Directors, the terms shall become effective.

SERVICES PROVIDED
-----------------
         Subject to the direction of the Board of Directors and the President and CEO, you shall provide the Company from time to time with advice and strategy on marketing, advertising, promotion, public relations and branding. You shall be available from time to time for meetings and conference calls with senior management of the Company and its advisors upon reasonable advance notice. You shall be available from time to time to respond to email and voicemail messages regarding the above advice and strategy within two business days. You shall also be available from time to time to meet with or have conference calls with prospective customers, suppliers, investors and others who either are or potentially could be stakeholders in the Company when such meetings or calls are relevant to your areas of expertise. At no point does the Company expect that such deliverables shall exceed 10% of your working time on average in any given week.

COMMON STOCK AND WARRANT TO PURCHASE COMMON STOCK
--------------------------------------------------

         Subject to the Board of Directors' approval, and the execution of all required documentation, you shall be provided with a warrant to purchase 50,000 common shares of A21 at $0.25 per share. This shall be vested on October 1, 2002. Additionally, you shall earn 5,000 common shares of A21 per month beginning as of June 1, 2002. 30,000 shares shall be issued semi-annually on the first day of the second to last month prior to the end of each six month period

THOMAS V.  BUTTA
JULY 1, 2002
PAGE 2


unless the Agreement is terminated earlier. Your first issuance shall be October 1, 2002.

TERM
----

         The term will be for a period of one year through May 31, 2003. You may terminate the Agreement upon providing 60 days notice (day 1 is the "Notice Date", day 60 is the "Termination Date"). You will be entitled to all vested shares, options and warrants for shares deemed earned as of the Notice Date.

         The Company may terminate the Agreement at will by providing 60 days notice. You will be entitled to all vested shares, options and warrants for shares deemed earned as of the Termination Date, plus shares, options and warrants on shares to be vested in the next period are deemed earned on a prorated basis as of the Termination Date.

ADDITIONAL PROVISIONS
---------------------

         You also agree to execute all appropriate Stock Grant, Option, or Warrant agreements and any non-disclosure and non-competition agreements reasonably requested by A21. If these agreements are not completed within 30 days of their presentment, either you or A21 may terminate this Agreement.

         If you wish to accept this Agreement with A21, please indicate by signing two copies of this letter and returning both copies to A21.

         We look forward to your continuing contributions to a21 as we move forward with our business plan.


                                                       Very truly yours,


                                                       Albert H. Pleus
                                                       Chairman
I have read and agree to the terms set forth above:


------------------------------------                    -----------------------
Thomas V. Butta                                         Date